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                         [LETTERHEAD OF ACORDIA, INC.]

                                                                    Exhibit 99.1



                ACORDIA AND ANTHEM UPDATE PREVIOUSLY ANNOUNCED
                               STRATEGIC REVIEW

FOR IMMEDIATE RELEASE-May 20, 1997

INDIANAPOLIS -- Acordia, Inc. (NYSE:ACO) and Anthem Insurance Companies, Inc. announced today that in furtherance of the previously announced review of their current business and financial relationship, they are in discussions with regard to a possible reorganization of Acordia's health business, which could include an acquisition by Anthem of the publicly owned shares of Acordia not currently owned by Anthem. Anthem further announced that it is in discussions with a third party with regard to a possible sale of Acordia's brokerage business. There can be no assurance that these discussions will result in any transaction, or if so, as to the terms or timing of any such transaction.

As of May 1, 1997, Anthem owned approximately 67% of Acordia's outstanding common stock.


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For inquiries, contact:

Keith Maib
Executive Vice President & Chief Financial Officer
Acordia, Inc.
317-488-6561

Don Stengele
Director, Corporate Communications
Anthem, Inc.
317-488-6255